Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 333-131153 and 333-151610) on Form S-8 and the registration statements (Nos. 333-162357, 333-146120, 333-148061, and 333-148134) on Form S‑3 of Linn Energy, LLC of our report dated September 17, 2012, with respect to the Statement of Revenues and Direct Operating Expenses of the Green River Assets acquired from BP America Production Company for the years ended December 31, 2011 and 2010, included in this Current Report on Form 8-K/A dated September 17, 2012.

/s/ ERNST & YOUNG LLP

Houston, Texas
September 17, 2012

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